UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/01/2006

Brooke Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31698

KS	48-1009756
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, KS 66210
(Address of principal executive offices, including zip code)

913-661-0123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The Kansas Insurance Department issued an order dated December 1, 2006 approving our acquisition of a controlling interest in First Life America Corporation, a Kansas domiciled life insurance company ("First Life"), by means of the acquisition of a controlling interest in First Life's parent holding company, First American Capital Corporation, a Kansas public company ("FACC"), pursuant to a Stock Purchase and Sale Agreement with FACC dated October 6, 2006. In addition to such approval by the Kansas Insurance Department, the closing of the transaction is subject to standard closing conditions. Subject to such closing conditions, the closing is expected to occur in December 2006.

In January 2006, the Company signed an agreement to acquire the capital stock of Generations Bank from Kansas City Life Insurance Company for $10.1 million. The transaction is subject to approval by regulators and the satisfaction of other closing conditions. Subject to such approval and satisfaction of conditions, closing is expected to occur during December 2006 or the first quarter of 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Corporation

Date: December 06, 2006	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer